Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-1 of our report dated February 15, 2021, relating to the financial statements of Adjust GmbH. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte GmbH Wirtschaftsprüfungsgesellschaft

Deloitte GmbH

Wirtschaftsprüfungsgesellschaft

Berlin, Germany

November 24, 2021